Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, acting in the capacity or capacities stated next to their respective names below, constitute and appoint NICHOLAS I. FINK, DAVID V. BARRY and HIRANDA S. DONOGHUE, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Annual Report on Form 10-K of Fortune Brands Innovations, Inc. for the fiscal year ended December 30, 2023, and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Nicholas I. Fink	Chief Executive Officer	February 26, 2024
Nicholas I. Fink	(principal executive officer)

/s/ David V. Barry	Executive Vice President and	February 26, 2024
David V. Barry	Chief Financial Officer
(principal financial officer and principal accounting officer)

/s/ Amit Banati	Director	February 26, 2024
Amit Banati

/s/ Amee Chande	Director	February 26, 2024
Amee Chande

/s/ Irial Finan	Director	February 26, 2024
Irial Finan

/s/ Ann F. Hackett	Director	February 26, 2024
Ann F. Hackett

/s/ Susan S. Kilsby	Director	February 26, 2024
Susan S. Kilsby

/s/ A. D. David Mackay	Director	February 26, 2024
A. D. David Mackay

/s/ John G. Morikis	Director	February 26, 2024
John G. Morikis

/s/ Jeffery S. Perry	Director	February 26, 2024
Jeffery S. Perry

/s/ Stephanie Pugliese	Director	February 26, 2024
Stephanie Pugliese

/s/ Ronald V. Waters, III	Director	February 26, 2024
Ronald V. Waters, III